Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of Performance Food Group Company of our report dated March 1, 2021 relating to the financial statements of Core-Mark Holding Company, Inc., appearing in the Annual Report on Form 10-K of Core-Mark Holding Company, Inc. for the year ended December 31, 2020. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP

Richmond, VA

November 21, 2022